                                                                    EXHIBIT 99.1

(IASIS HEALTHCARE(R) LOGO)


INVESTOR CONTACT:                                      NEWS MEDIA CONTACT:
David R. White                                         Tomi Galin
Chairman, President and Chief Executive Officer        Vice-President, Marketing
   or                                                    & Communications
W. Carl Whitmer                                        (615) 467-1255
Chief Financial Officer
(615) 844-2747


                          IASIS HEALTHCARE(R) COMPLETES
                         ACQUISITION OF NEVADA HOSPITAL

FRANKLIN, Tennessee (February 2, 2004) - IASIS healthcare(R) Corporation today announced that it has completed the previously announced acquisition of Lake Mead Hospital Medical Center in Las Vegas, Nevada. The 198-bed hospital was acquired from a subsidiary of Tenet Healthcare Corporation for approximately $25.0 million, subject to net working capital and other purchase price adjustments. The transaction closed effective as of February 1.

         In commenting on the acquisition, David R. White, chairman, president and chief executive officer of IASIS Healthcare, said, "We are looking forward to working with Lake Mead Hospital's medical staff and employees to continue in the hospital's tradition of providing quality healthcare services to this rapidly growing Las Vegas community. We believe our operating strategies will bring value to the hospital, and we are pleased that we are expanding the geographic reach of the Company by adding a new, growing market to the areas served by IASIS Healthcare hospitals."

         IASIS Healthcare(R) Corporation, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. With the addition of Lake Mead Hospital, IASIS Healthcare(R) owns or leases 15 acute care hospitals with a total of 2,222 beds in service. These hospitals are located in five regions: Salt Lake City, UT; Phoenix, AZ; Las Vegas, NV; Tampa-St. Petersburg, FL; and four cities in Texas, including San Antonio. IASIS Healthcare(R) also owns and operates a behavioral health center in Phoenix and has an ownership interest in three ambulatory surgery centers. In addition, the Company owns and operates a Medicaid managed health plan in Phoenix that serves over 90,000 members. For more information on IASIS Healthcare(R) Corporation, please visit the company's website at www.iasishealthcare.com.

         This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Although management believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. The forward-looking statements contained in this press release are subject to risks and uncertainties, including, without limitation, those risks, uncertainties and other matters detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003, and from time to time in the Company's filings with the Securities and Exchange Commission.

         In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that the Company's objectives and plans will be achieved. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


                                     -END-